Power of Attorney

		Know all by these present, that the undersigned hereby constitutes and appoints each of Joseph V. Saffire, Andrew J. Gregoire, Kevin M. Driscoll and Glenn J. Bobeck, individually or jointly, with full power of substitution and resubstitution, the undersigned's true and lawful attorney-in-fact to:

	(1)	prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended or any rule or regulation of the SEC;

	(2)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of Life Storage, Inc. (the "Company"), Forms 3, 4, or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules thereunder;

	(3)	prepare and sign on behalf of the undersigned any Form
144 Notice under the Securities Act of 1933, as amended, and file the same with the Securities and Exchange Commission; and

	(4)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5, or 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

	(5)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or
Section 5 of the Securities Act of 1933, as amended, or Rule 144 promulgated under such Act.


	This Power of Attorney revokes any previous Power of Attorney filed with the Company for the purposes set forth herein and shall remain in effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 4 day of February 2021.

						/s/Susan S. Harnett
						Susan S. Harnett

STATE OF CO )
			)  SS:
COUNTY OF DENVER	)
		On the 4th day of February in the year 2021, before me, the undersigned, personally appeared Susan S. Harnett, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

				/s/ Richard S. Finnila
				Notary Public